Exhibit 1.01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SD-Exhibit 1.01

Conflict Minerals Report

Registrant submits this Conflict Minerals Report as Exhibit 1.01 to FORM SD Specialized Disclosure Report and provides the following information:

(1)              Due Diligence: A description of the registrant’s reasonable country of origin inquiry and the measures the registrant has taken to exercise due diligence on the source and chain of custody of those conflict minerals follows:

(i)                                     The registrant’s due diligence conforms to the nationally or internationally recognized due diligence framework as set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas which can be found at http://www.oecd.org and included the following:

(A)            Registrant’s implementation of an execution plan for a company-wide conflict minerals program including:

(a)                                 Registrant’s adoption of a conflict minerals policy which can be found on registrant’s publicly available Internet website at the following link: http://www.ctscorp.com/governance/conflictmineralspolicy.htm.

(b)                                 Registrant’s assembly of an internal team to implement, manage and execute registrant’s conflict minerals policy.

(c)                                  Registrant’s adoption of a system designed to allow engagement and communication with the supply-chain and request information relating to the identity of the conflict mineral smelters and refiners used by the supply-chain.

(d)                                 Registrant’s incorporation of registrant’s expectations regarding suppliers’ conflict minerals policies, processes and information disclosures into relevant registrant documents including for example registrant’s conflict minerals policy, registrant’s supplier purchase order terms and conditions, registrant’s supplier contract clauses, and registrant’s correspondence and communication with suppliers.

(B)            Registrant’s identification and assessment of risk in the supply chain including:

(a)                                 Identification of registrant’s relevant first-tier suppliers.

(b)                                 Conducting a reasonable country of origin and undertaking due diligence measures including requesting all relevant first-tier suppliers to complete the CFSI Conflict Minerals Reporting Template (CMRT) which can be found at http://www.conflictfreesourcing.org, reviewing the information and smelter data provided by relevant first-tier suppliers, and comparing smelters and refiners identified by the supply chain to independently verified lists (e.g., the CFSI Conflict-Free Smelter Program list which can be found at http://www.conflictfreesourcing.org) to assess possible risk.

(ii)                                  In accordance with Instruction (3) to Item 1.01 of the guide of the Securities and Exchange Commission for completing this Conflict Minerals Report, the due diligence measures did not include or require an independent private sector audit of this Conflict Minerals Report.

(iii)                                 Registrant has disclosed above the steps it has taken, and discloses below the steps which registrant will take, to mitigate the risk that its necessary conflict minerals benefit armed groups, including the adoption, monitoring, and tracking of a risk management, mitigation, and corrective action plan including follow-up letters to relevant first-tier suppliers requesting validation of such suppliers or the smelters or refiners used by such suppliers as CFSI Conflict Free in accordance with, for example, the CFSI Conflict-Free Smelter Program.

(2)  Product Description: Registrant provides the following general description of the products identified in Item 1.01(c) of Form SD Specialized Disclosure Report:

Frequency Products: quartz crystals, XOs, OCXOs, TCXOs, VCXOs, VCSOs, VCO/PLLs, PXOs, clock oscillators, jitter attenuators, clock generators, frequency translators, piezoelectric devices, discoidal filters, tubular filters, and resistors.

Electromechanical Products: switches and potentiometers.

Automotive Products: accelerator pedals, actuators, seat belt tension sensors, seat belt buckle switch sensors, wheel speed sensors, position sensor assemblies, air grille shutter sensors, and throttle position sensors.

Registrant also provides below a list of the facilities used to process the necessary conflict minerals in certain of the products identified above.  The country of origin of the conflict minerals is unknown.  The efforts to determine the mine or location of origin of the conflict minerals included requesting all relevant first tier suppliers to complete the CFSI Conflict Minerals Reporting Template (CMRT) which required identification of the mine or location of origin of the conflict minerals, if known.

Conflict Mineral	Facility	Location
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Caridad	MEXICO
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Jinding Gold Limited.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	Rand Refinery	SOUTH AFRICA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Tongling nonferrous Metals Group Co., Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zijin Mining Group Co. Ltd.	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tin	China Rare Metal Materials Company	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya.	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Metallo Chimique	BELGIUM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA

Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co. Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-Ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA